EXHIBIT 99.1

Star Group, L.P. Increases Quarterly Distribution to 14.25 Cents per Unit

STAMFORD, Conn., April 21, 2021 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced that it has increased its quarterly distribution for the three months ended March 31, 2021 to $0.1425 per common unit from $0.1325 per common unit.

  Record date: May 3, 2021
  Payment date: May 11, 2021

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; potential cyber-attacks; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2020. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT:
Star Group	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com